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                  HIENERGY TECHNOLOGIES RESTRUCTURES MANAGEMENT

IRVINE,  California,  February 20, 2006 - HiEnergy  Technologies,  Inc.  (OTCBB:
HIET), the homeland security industry leader in neutron-based diagnostic technology, announced today that it has restructured its management team in a bid to enhance its operations, improve cost efficiencies and advance its transition from a research and development company to a commercial manufacturing and sales organization.

As part of the restructuring, HiEnergy's Board suspended Dr. Bogdan C. Maglich from his duties as Chairman and from his other executive capacities until further notice or such time the Board decides on a 'course of action it considers appropriate in the interests of the company'. Dr. Maglich will continue to serve as a Director on the Board.

HiEnergy's Board also appointed William A. Nitze as its Interim Chairman and Peter J. Le Beau as its Vice Chairman. Both Mr. Nitze and Mr. Le Beau have served as Directors of HiEnergy since August 2004. The positions of Interim Chairman and Vice Chairman are considered non-executive positions and Mr. Nitze and Mr. Le Beau shall not receive any additional compensation for serving in these roles.

HiEnergy's Board also announced the election of Roger W.A. Spillmann to serve as HiEnergy's new Chief Executive Officer and the appointments of Mr. Spillmann and Col. William J. Lacey, Jr. as Directors to fill open seats on the Board.

"These actions, which have been taken by the Board with the interests of the shareholders in mind, are deemed necessary to transform the company so that it may better govern the greater complexities and issues that come with the transition to a commercial manufacturing and sales organization," said Interim Chairman William Nitze. "As it enters this new stage, it is essential that HiEnergy be poised to aggressively develop new markets and channels while addressing cost reduction issues, and better leverage each team member's strengths to support its growth. Our new CEO will oversee the reorganization of the company's operations with the confidence of the Board."

Roger Spillmann joined HiEnergy Technologies in 2004 as Vice President and Corporate Secretary to help administer corporate governance, contract management, regulatory compliance, and shareholder relations. In September 2005, he was appointed Senior Vice President and expanded his role to include business development and capital strategy. He was recently elected by the Board to serve as President and Chief Operating Officer.

Colonel William J. Lacey, Jr., U.S. Army (ret.), has thirty years of progressive and diversified responsibility in Department of Defense (DoD) management, including senior executive level DoD and congressional relations, program management, test design and analysis, and program development and administration. Fifteen of those years, included direct involvement in the research and development, test and evaluation of major weapons systems, including the successful M1 Tank program. Col. Lacey also served as the Military Assistant for Major Weapons Systems to the Director, Operational Test and
Evaluation, working closely within the Office of the Secretary of Defense and congressional staff to win support in Congress for weapons programs. Mr. Lacey also served as the U.S. Army's coordinator of all Operational Testing, Force Development Testing and Joint Testing which involved developing, programming and defending the Army's entire operational testing budget and managed the Army's Development and Acquisition of Threat Simulators (ADATS) Program. Col. Lacey is also a highly successful business development executive with broad experience in government and commercial sector programs as well as new, high technology product market development and marketing.

Col. Lacey also has a distinguished service to his country, having served in combat as a Special Forces Officer. Col. Lacey was the manager of operations of a 17,000 man unit, the 3rd Infantry Division in Germany during the Vietnam conflict and he was awarded two Silver Stars for valor, four Bronze Stars for valor and service and two Purple Hearts for wounds sustained while in combat. Col. Lacey was also awarded the Legion of Merit.

Following the changes and additions to the Board of Directors, HiEnergy currently has seven members of the Board of Directors, who are: Harb S. Al-Zuhair, David R. Baker, Peter J. Le Beau, William J. Lacey, Jr., Bogdan C. Maglich, William A. Nitze and Roger W.A. Spillmann. One of the vacancies filled was in replacement of Mr. Ivan Obolensky who resigned as a director on February 9, 2006.

ABOUT HIENERGY TECHNOLOGIES, INC. (www.hienergyinc.com)

HiEnergy Technologies, Inc. is the creator of the world's first "stoichiometric" diagnostic devices that can effectively decipher chemical formulas of unknown substances through metal or other barriers, almost instantly and without human intervention. HiEnergy's products incorporate a proprietary interrogation process which activates a selected target with neutrons causing the contents to emit back gamma rays that contain unique signatures from which the chemical formulas are derived. HiEnergy believes its Atometry(TM) technology compares with other detection technologies like color photography compares with black-and-white photography. HiEnergy's first commercial Atometer(TM) detector, the SIEGMA(TM) 3E3, is unique in that it can detect and confirm whether an object or container carries a select group of dangerous or illicit substances, such as explosives, biological agents, or illicit drugs, with a probability of detection equal to approximately 97.75%, and "false negative" and "false positive" rates of nearly 2.25%.

HiEnergy is focused on the commercialization of the world's first "stoichiometric" explosive diagnostic devices, including the CarBomb Finder(TM) 3C4, a vehicle-borne system, for the detection and identification of car bombs, and the SIEGMA(TM) 3E3, a portable suitcase-borne system for the detection and identification of home-made bombs, also known as Improvised Explosive Devices or IEDs. The Company is marketing its devices to governmental and private entities and is negotiating licenses for distribution of its devices with various industry partners. The Company also continues to focus on the research and development of additional applications of its technologies and their further exploitation, both internally and through collaboration with third parties. HiEnergy is currently developing prototypes in programs with the U.S. Department of Defense and the Department of Homeland Security for other related uses of its core technology. Recently, it entered into a funded cooperative development agreement with the U.S. Transportation Security Administration (TSA) to produce a proof of concept which incorporates the Company's SuperSenzor(TM) technology into a baggage screening system. The Company's "stoichiometric" technologies, or Atometry(TM), have been incorporated into additional prototype applications which, if the Company is able to raise the funds necessary to commercialize them, will be the next products it attempts to launch: an in-ground explosive screening system, the CarBomb Finder(TM) 3C5, the STARRAY(TM), an all-terrain robot-borne IED detector; an anti-tank landmine detector; an unexploded ordnance detector, which is also useful to detect IEDs; and a device called a "Refractorymeter," which can detect fissures or erosions in the ceramic lining of oil cracking tanks.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements; as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the Company to which this release pertains. The actual results of the specific items described in this release, and the Company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the Company.